Exhibit 99.1

Good afternoon and thank you for joining us today for the 2012 calendar year end shareholder update call. I am Dave Morse, CEO of Location Based Technologies.  We realize that you are all in the thick of the holiday season so we appreciate your taking the time to tune in.  On the call today, I’d like to review what we’ve accomplished in 2012 and give some guidance as to what you can expect from us in 2013.

As a reminder, during the course of this call I will make some forward looking statements about our intentions, hopes, beliefs, expectations, strategies, and predictions with respect to future activities or other future events or conditions within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are usually identified by the use of words such as “believe,” “will,” “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “should,” “could,” or similar expressions. These statements are only predictions and involve known and unknown risks, uncertainties and other factors.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this report will prove to be accurate.  Accordingly, you should not rely on forward-looking statements because they are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those contemplated by the forward-looking statements.

We encourage everybody to read the section entitled “Risk Factors”, in our last 10-K filing.

Now that’s out of the way, let’s look at what we were able to accomplish in 2012.

Our first major announcement came in April of this year, when we consummated a partnership with the World Famous West Coast Customs.  West Coast Customs is perhaps the most famous after-market custom auto-body shop in the world.  They have had several hit television shows including Pimp My Ride on MTV and Inside West Coast Customs, which is the #1 rated show on the Velocity network. As part of the partnership, the PocketFinder Vehicle product will be shown on several of episodes of the coming season of Inside West Coast Customs and we are  planning to have one episode devoted entirely to our product and our brand. The season was supposed to begin airing this fall, but has been rescheduled and we are told it will begin airing early in 2013.  Inside West Coast Customs is viewed by over 30 million people worldwide, so once the season begins it will provide some of the best brand exposure we’ve ever had.

In July of this year we launched our business solutions platform. This was part of our concerted effort to make a push into the commercial market with our LBT Vehicle and PF-886 products. The PF-886 is a battery operated GPS device that has a battery life of up to 5 months and is only 2 ¼ x 4 ¼ inches in size. This device is an industry game-changer. The potential commercial and military applications are numerous.  Accordingly, we see the commercial and military segments as representing particularly large opportunities for us, and in 2013 we will continue to focus a significant part of our efforts on executing sales in these segments.

Thus far we continue to be encouraged by the results we have seen in the commercial device sales. We are still averaging about 1.5 new commercial accounts per day and we expect that to grow this coming calendar year.  Keep in mind that Commercial customers pay a monthly service fee ranging from $15.95 to $19.95, depending on their reporting and data requirements.  We are also seeing that on average, the commercial customers buy more devices than consumer customers and that they are extremely reliable customers.

By far, our two biggest achievements this year are the two carriers we added to our list of customers and partners.  In October we announced that after a very lengthy testing and evaluation process, AT&T placed a purchase order for $880,000 worth of PF-886 devices. AT&T intends to use these devices internally to monitor their own emergency response equipment, such as generators, mobile cell towers and mobile lighting stations. We believe this order from AT&T was just the first and that there will be more to come in 2013. We also believe the subsequent AT&T orders will be of equal or greater size.

I should also point out that once we complete the development of our 3G PocketFinder devices, AT&T has expressed interest in selling our PocketFinder products in their retail stores in the US.  Our new 3G Vehicle and asset device will be the first to be offered.  Our current Personal locator consumer devices operate on the 2G network, which is the standard for most of the world, but AT&T is making a push towards 3G integration, and we intend to be on the leading edge of that movement.  Selling our products through AT&T’s consumer stores will be a tremendous milestone for us and it is one of our goals to have both devices in their stores this coming year.

In addition to our progress with AT&T, last month we announced that the UK’s largest carrier, EE, ordered PocketFinder personal devices, which it will sell in two of their flagship stores as an initial test. For those of you who are unacquainted with EE, that company is a joint venture between 2 European Telecom giants – Orange Telecom and Deutsche Telecom - and they have united to form one of the largest carriers in all of Europe.  By selecting PocketFinder as their GPS device of choice, EE joins an impressive list of PocketFinder endorsers that include Apple, AT&T, and the US Military.

In 2013, our relationship with EE will likely evolve in a couple of stages, the first of which will be this initial test. After that, we will look to expand the relationship both from a product standpoint and geographic standpoint.  I cannot emphasize strongly enough how excited we are about working with EE. This type of carrier relationship is ideal for us, because we will not bear the burden of supporting the sales and marketing efforts – EE will handle that. Our role is to basically to supply devices and provide customer support. Our intention is to replicate this business model with other carriers here in the US and around the world as we expand our products and services.

As of yesterday, our 3G vehicle and asset solution has passed final FCC, PTCRB and IC testing for all 4 GSM bands as well as for the Penta band that will allow us to sell our vehicle devices in the US as well as provide service in countries such as Japan and South Korea.  We expect to have our 3G vehicle devices ready for commercial and consumer sale by the second calendar quarter of 2013, and our 3G PocketFinder personal and Pet products could be ready as soon as the fall of 2013.

Earlier this month we announced that we have engaged a distribution partner in Mexico, called SaS Reps. Those of you who have been following us for a while know that Mexico is a market we really want to target because there is such an overwhelming need for personal and vehicle GPS devices in that region.  Until now, making headway in Mexico has been challenging to say the least. But we finally did it. In 2013 we will be selling PocketFinder products into Mexico. SaS Reps is a proven Telecom oriented service provider that has a significant footprint in the Central and South American marketplace. Our expectation is that in 2013 SaS will be able to help us penetrate the consumer and commercial markets in Mexico and very possibly beyond. We anticipate making an initial product shipment to SaS Reps in the January-February timeframe.

Also, on the Mexico front, a very large company (whom I’m not at liberty to name at this time) is currently testing 15 of our vehicle devices. This company owns over 5,000 vehicles and is contemplating using our LBT Vehicle product throughout its fleet.  I don’t know how to handicap the probability that this company will order any additional devices from us, but I think it’s worth pointing out that we have companies around the world of equal and greater size testing our devices.  These are the type and caliber of sales we intend to focus on in 2013.

I would like to take a moment to update everybody on a couple of items that I mentioned in my letter to shareholders last April, which have not come through yet.  As you know, the US Military selected the PF-886 as their sole terrestrial GPS solution for a specific Air Force project. This selection was made after a multi-month trial period in which our device was tested against other GPS devices. The 886 prevailed.

The military has not placed orders for our devices yet, but we do believe they will do so in 2013. Part of the reason for their purchasing delay is because the air force has expressed an interest in using the PF-886 in a particular manner which requires additional certification. The certification is a 3 step process and thus far we have completed 2 of the 3 steps. The final step is a Radio Frequency or RF emissions test, which can be completed relatively quickly.  Our device has very low RF emissions so we are confident the PF-886 will easily clear the final hurdle and we expect the military to be finished with their testing very soon.

Once testing is complete, it will still be difficult to know with any kind of certainty when the military will begin to order devices. However, based on recent communications I have had with our contact in the geo-spatial division of the air force, I believe it could happen as soon as the first calendar quarter of 2013.

Also in my April communication, I mentioned that we were working closely with some large airlines who were interested in purchasing the PF-886 product.  We see this industry as a significant market opportunity for us, not just in terms of the airlines but also with the airports, FBO’s and airline equipment manufacturers. We are still working with these airlines, who we hope will become customers this coming year. Additionally we may soon engage a sales organization that specializes in selling technology products like ours to this industry with the hope that they will be able to help us accelerate our progress in this market segment in 2013.

So that brings everybody up to date, and as you can see calendar year 2012 has been an incredible year of growth for our company. With that in mind, I’d like to talk about our goals for 2013.

The most exciting bit of news I’d like to talk about involves Apple. A couple of months ago I was contacted by Apple’s head of retail for Asia. I was told that Apple is very interested in bringing our PocketFinder family of products to that region of the world because they believe there is a tremendous need for personal GPS devices.  We are currently in the process of working towards launching our products initially in China with the potential to expand the launch into Singapore, Japan, Malaysia and Vietnam over time. Needless to say, if we are able to launch in Asia, that could be a very lucrative and large market for our company.

But there is a lot of work to be done. Entering new markets, especially markets where English is not the primary language, is not a simple task and requires a lot of manpower. We have already begun to work diligently towards affecting a launch in China which we hope to announce as soon as the 2nd calendar quarter of 2013.

I do want to emphasize one key point with respect to Apple, Asia. There is no signed agreement and all we have are the verbal assurances from a high ranking Apple official.  This is fairly typical of the way Apple has worked with us in the past, so we are accustomed to it, but I just want to be clear about the fact that nothing has been guaranteed to us.

In addition to Apple, Asia, we are also working independently with a carrier in Australia, who will be evaluating our devices for a potential partnership in Australia and New Zealand. We expect that trial to begin shortly and hope that will lead to a product launch in Australia and New Zealand this coming calendar year.

Turning to Europe, we believe our relationship with EE holds tremendous promise, but we are not placing all of our eggs in the EE basket.  We are also working with another large carrier in Europe who is currently testing our devices and we hope to explore a partnership with them as well.

Additionally, Apple has also expressed interest in selling our devices in select countries in Europe.  We are in the early stages of working with Apple to determine if our price points for hardware and monthly service will fit their model.

With all of the activity going on in Europe, I estimate that during the first calendar quarter of 2013, PocketFinder devices will be for sale in the UK and our goal is to expand our European distribution beyond the UK by the fall of 2013.

Finally, I would like to take just a minute to talk about South America. Our products have received a lot of interest from customers in Brazil, Ecuador and Chile. We are evaluating entering those markets and there is a good chance that in 2013 you may see us entering one or more of those countries.

From my vantage point, it looks like 2013 is going to be a year of global expansion for our company and our products. We’re obviously very excited about that, but we still intend to aggressively pursue the North American market.  To that end, we are seriously evaluating some outside organizations that specialize in large scale sales and marketing campaigns for consumer and commercial products in the US.  We are currently in discussions with a couple of large companies and we hope to have an agreement in place with one of them before the end of 2012.  Our plan for next year is to use these third-party organizations to augment our own sales and marketing efforts.

Based on everything that is going on with this company and the growth we are seeing, I stand by my previous assertion that we should be cash flow positive by August 31 of 2013. Already, in our first fiscal quarter of 2013 our revenues are equal to approximately 44% of the total fiscal year’s revenue for all of 2012. And next quarter, when we deliver product to AT&T we will recognize $880,000 from that order, so our 2nd fiscal quarter of 2013 should be even stronger.

As you know, we need approximately 50-60k subscribers to reach our break-even point and we currently have in excess of 7k subscribers not including the AT&T order. I realize that that is a long way from 50k, but based on the organic growth we’re seeing coupled with the opportunities that are relatively imminent; it is my expectation that we will meet our profitability timeline.

Before we end the call, there are 3 other items I’d like to briefly touch upon:

First, we are using a new manufacturing facility to make our devices. Our new manufacturer, Cal Comp USA, will begin manufacturing our devices at their plant down the road from us in San Diego. Cal Comp has proven to be a great partner and shifting the manufacturing to Cal Comp will allow us to expand our product margins. Currently, our blended hardware/service margin is approximately 30% for all products, and with our new manufacturing partner, that number should become even better for all products.

Next, we are going to announce very shortly that we’re changing auditing firms. Commiskey and Company have been great auditors for us over the past 5 years and we thank them for their hard work and diligent attention to detail.  However, under Sarbanes Oxley rules, we are required to find a new auditing team at this time, and we have done just that. Friedman LLP is one of the largest auditing firms in the world, and we are proud to be working with them. One of the many reasons we selected Friedman is because they have offices in China, and they will be able to help us do business in that part of the world.

Last, but certainly not least, we have engaged Omni View Advisors to assist us in creating and executing a capital markets strategy. Omni View, lead by AJ Discala, has already proven to be an incredible partner for us. Part of the strategy we have formulated with Omni View calls for us to come off the bulletin boards and up-list to an exchange in 2013.  In preparation for our up-list we intend to take action to clean up our balance-sheet and our Capitalization Table.  We have already begun that process and will continue to take necessary steps to shore up the Company’s financial standing. We believe the capital markets strategy we have in place will allow us to maximize shareholder value in 2013.

In closing, I just want to thank our shareholders for their ongoing support. I realize our success has come more slowly than we all might have liked, but it is coming.  Over the past few months we have really seen our sales pick up and we have achieved some key milestones.  I strongly believe that we are going to have a record year of sales in 2013.

I recognize the road isn’t always smooth and it isn’t always easy but as we like to say around here, “success is hard”.  It’s become somewhat of an unofficial company motto and it’s our rallying call every time we face a new obstacle that needs to be overcome.  Success is hard.

But I’ve been in the telecom industry for over 20 years and I can honestly tell you that the people working at this company are among the most talented, intelligent and devoted people I have ever had the opportunity to work with.  At its core, this company is built around the people who devote themselves tirelessly to making our products and our services the best in the world.

It’s that dedication, that singular commitment to success, which is ultimately going to allow this company to succeed where so many others have not.  For those of you who are willing to stay the course with us, we really appreciate your support and I believe your faith in our company will be rewarded. All of us at Location Based Technologies are excited about 2013, and after what I’ve shared with you today, I hope you are too.

Thank you for giving me your time, and I look forward to speaking to you again mid-year for our annual shareholder meeting and next December for our 2013 end-of-year update.

 Happy Holidays everybody.